AMERICAN SKANDIA ADVISOR FUNDS, INC.

                             SUB-ADVISORY AGREEMENT

     THIS   AGREEMENT  is  between   American   Skandia   Investment   Services,
Incorporated (the "Investment Manager") and Scudder Kemper Investments, Inc. (the "Sub-Adviser").

                               W I T N E S S E T H

WHEREAS, American Skandia Advisor Funds, Inc. (the "Company") is a Maryland corporation organized with one or more series of shares and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

WHEREAS, the Investment Manager and the Sub-Adviser each is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, the Board of Directors of the Company (the "Directors") have engaged the Investment Manager to act as investment manager for the ASAF Kemper Small-Cap Growth Fund (the "Fund"), one series of the Company, under the terms of a management agreement, dated March 1, 2000, with the Company (the "Management Agreement"); and

WHEREAS, the Investment Manager, acting pursuant to the Management Agreement, wishes to engage the Sub-Adviser, and the Directors have approved the engagement of the Sub-Adviser, to provide investment advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1. Investment Services. The Sub-Adviser will formulate and implement a continuous investment program for the Fund conforming to the investment objective, investment policies and restrictions of the Fund as set forth in the Prospectus and Statement of Additional Information of the Company as in effect from time to time (together, the "Registration Statement"), the Articles of Incorporation and By-laws of the Company, and any investment guidelines or other instructions received by the Sub-Adviser in writing from the Investment Manager from time to time. Any amendments to the foregoing documents will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's receipt thereof. The appropriate officers and employees of the Sub-Adviser will be available to consult with the Investment Manager, the Company and the Directors at reasonable times and upon reasonable notice concerning the business of the Company, including valuations of securities which are not registered for public sale, not traded on any securities market or otherwise may be deemed illiquid for purposes of the ICA; provided it is understood that the Sub-Adviser is not responsible for daily pricing of the Fund's assets.

         Subject to the supervision and control of the Investment Manager, which in turn is subject to the supervision and control of the Directors, the Sub-Adviser in its discretion will determine which issuers and securities will be purchased, held, sold or exchanged by the Fund or otherwise represented in the Fund's investment portfolio from time to time and, subject to the provisions of paragraph 3 of this Agreement, will place orders with and give instructions to brokers, dealers and others for all such transactions and cause such transactions to be executed. Custody of the Fund will be maintained by a custodian bank (the "Custodian") and the Investment Manager will authorize the Custodian to honor orders and instructions by employees of the Sub-Adviser designated by the Sub-Adviser to settle transactions in respect of the Fund. No assets may be withdrawn from the Fund other than for settlement of transactions on behalf of the Fund except upon the written authorization of appropriate officers of the Company who shall have been certified as such by proper authorities of the Company prior to the withdrawal.

         The Sub-Adviser will not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund except as specifically provided herein, as required by the ICA or the Advisers Act or as may be necessary for the Sub-Adviser to supply to the Investment Manager, the Fund or the Fund's shareholders the information required to be provided by the Sub-Adviser hereunder. In compliance with the requirements of Rule 31a-3 under the ICA, any records that the Sub-Adviser maintains hereunder shall be the property of the Company and the Sub-Adviser agrees to surrender promptly any such records to the Company or the Investment Manager upon the Company's or the Investment Manager's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the ICA the records it maintains for the Company.

         In furnishing the services under this Agreement, the Sub-Adviser will comply with and use its best efforts to enable the Fund to conform to the requirements of: (i) the ICA and the regulations promulgated thereunder; (ii) Subchapter M of the Internal Revenue Code and the regulations promulgated thereunder; (iii) other applicable provisions of state or federal law; (iv) the Articles of Incorporation and By-laws of the Company; (v) policies and determinations of the Company and the Investment Manager provided to the Sub-Adviser in writing; (vi) the fundamental and non-fundamental investment policies and restrictions applicable to the Fund, as set out in the Registration Statement of the Company in effect, or as such investment policies and restrictions from time to time may be amended by the Fund's shareholders or the Directors and communicated to the Sub-Adviser in writing; (vii) the Registration Statement; and (viii) investment guidelines or other instructions received in writing from the Investment Manager. Notwithstanding the foregoing, the Sub-Adviser shall have no responsibility to monitor compliance with limitations or restrictions for which information from the Investment Manager or its authorized agents is required to enable the Sub-Adviser to monitor compliance with such limitations or restrictions unless such information is provided to the Sub-adviser in writing. The Sub-Adviser shall supervise and monitor the activities of its representatives, personnel and agents in connection with the investment program of the Fund.

         Nothing in this Agreement shall be implied to prevent the Investment Manager from engaging other sub-advisers to provide investment advice and other services to the Fund or to series or portfolios of the Company for which the Sub-Adviser does not provide such services, or to prevent the Investment Manager from providing such services itself in relation to the Fund or such other series or portfolios.

         The Sub-Adviser  shall be responsible for the preparation and filing of
Schedule 13-G and Form 13-F on behalf of the Fund. The Sub-Adviser shall not be responsible for the preparation or filing of any other reports required of the Fund by any governmental or regulatory agency, except as expressly agreed in writing.

2. Investment Advisory Facilities. The Sub-Adviser, at its expense, will furnish all necessary investment facilities, including salaries of personnel, required for it to execute its duties hereunder.

3. Execution of Fund Transactions. In connection with the investment and reinvestment of the assets of the Fund, the Sub-Adviser is responsible for the selection of broker-dealers (which may include broker-dealers affiliated with the Sub-Adviser) to execute purchase and sale transactions for the Fund in conformity with the policy regarding brokerage as set forth in the Registration Statement, or as the Directors may determine from time to time, as well as the negotiation of brokerage commission rates with such executing broker-dealers. Generally, the Sub-Adviser's primary consideration in placing Fund investment transactions with broker-dealers for execution will be to obtain, and maintain the availability of, best execution at the best net available price.

         Consistent   with  this   policy,   the   Sub-Adviser,   in   selecting
broker-dealers and negotiating brokerage commission rates, will take all relevant factors into consideration, including, but not limited to: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Accordingly, the brokerage commission rates paid by the Fund may be greater than those available from other brokers if the difference is reasonably justified by other aspects of the execution services offered. Subject to such policies and procedures as the Directors may determine, the Sub-Adviser shall have the discretion, and shall not be deemed to have acted unlawfully or to have breached any duty solely by reason of such discretion, (i) to effect investment transactions for the Fund through broker-dealers
(including, to the extent permissible under applicable law, broker-dealers affiliated with the Sub-Adviser) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to the Fund and other accounts as to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). In accordance with the preceding sentence, the Sub-Adviser is authorized to allocate orders placed by it on behalf of the Fund to broker-dealers who provide research or statistical material to the Fund or the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on such allocations to the Investment Manager regularly as requested by the Investment Manager, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

         Subject to the foregoing provisions of this paragraph 3, the Sub-Adviser may also consider sales of shares in the Fund and recommendations by the Investment Manager in the selection of broker-dealers to effect the Fund's investment transactions. Notwithstanding the above, nothing shall require the Sub-Adviser to use a broker-dealer which provides research services or to use a particular broker-dealer which the Investment Manager has recommended.

4. Reports by the Sub-Adviser. The Sub-Adviser shall furnish the Investment Manager monthly, quarterly and annual reports, as may reasonably be requested by the Investment Manager concerning the transactions, performance, and compliance of the Fund so that the Investment Manager may review such matters and discuss the management of the Fund. The Sub-Adviser shall permit the books and records maintained with respect to the Fund to be inspected and audited by the Company, the Investment Manager or their respective agents at all reasonable times during normal business hours upon reasonable notice. The Sub-Adviser shall immediately notify both the Investment Manager and the Company of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Investment Manager, the Fund or the Company. The Sub-Adviser shall promptly notify the Investment Manager of (1) any changes in any information regarding the Sub-Adviser or the investment program for the Fund disclosed in the Company's Registration Statement, or (2) any violation of any requirement, provision, policy or restriction that the Sub-Adviser is required to comply with under Section 1 of this Agreement.

5. Compensation of the Sub-Adviser. The amount of the compensation to the Sub-Adviser is computed at an annual rate. The fee shall be payable monthly in arrears, based on the average daily net assets of the Fund for each month, at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the Sub-Adviser, the net asset value of the Fund shall be valued as set forth in the Registration Statement. If this Agreement is terminated, the payment described herein shall be prorated to the date of termination.

         The Investment Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture. The Sub-Adviser will pay its own expenses for the services to be provided pursuant to this Agreement and will not be obligated to pay any expenses of the Investment Manager, the Fund or the Company. Except as otherwise specifically provided herein, the Investment Manager, the Fund and the Company will not be obligated to pay any expenses of the Sub-Adviser.

6. Delivery of Documents to the Sub-Adviser. The Investment Manager has furnished the Sub-Adviser with true, correct and complete copies of each of the following documents:

(a) The Articles of Incorporation of the Company, as in effect on the date hereof;

(b)  The By-laws of the Company, as in effect on the date hereof;

(c)  The   resolutions  of  the  Directors   approving  the  engagement  of  the
     Sub-Adviser as portfolio manager of the Fund and approving the form of this Agreement;

(d) The resolutions of the Directors selecting the Investment Manager as investment manager to the Fund and approving the form of the Management Agreement;

(e)  The Management Agreement;

(f) The Code of Ethics of the Company and of the Investment Manager, as in effect on the date hereof; and

(g) A list of companies the securities of which are not to be bought or sold for the Fund.

         The Investment Manager will furnish the Sub-Adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to items (a) through (f) above will be provided within 30 days of the time such materials become available to the Investment Manager. Such amendments or supplements as to item (g) above will be provided not later than the end of the business day next following the date such amendments or supplements become known to the Investment Manager. Any amendments or supplements to the foregoing will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's receipt thereof. The Investment Manager will provide such additional information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7. Delivery of Documents to the Investment Manager. The Sub-Adviser has furnished the Investment Manager with true, correct and complete copies of each of the following documents:

(a) The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

(b)  The Sub-Adviser's most recent balance sheet;

(c) Separate lists of persons who the Sub-Adviser wishes to have authorized to give written and/or oral instructions to Custodians of Company assets for the Fund; and

(d)  The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The Sub-Adviser will furnish the Investment Manager from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements will be provided within 30 days of the time such materials become available to the Sub-Adviser. Any amendments or supplements to the foregoing will not be deemed effective with respect to the Investment Manager until the Investment Manager's receipt thereof. The Sub-Adviser will provide additional information as the Investment Manager may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8. Confidential Treatment. The parties hereto understand that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Investment Manager, the Company or such persons the Investment Manager may designate in connection with the Fund. The parties also understand that any information supplied to the Sub-Adviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which may not be bought or sold for the Fund (as such list may be amended from time to time), is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Fund.

9. Representations of the Parties. Each party hereto hereby further represents and warrants to the other that: (i) it is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed; and (ii) it will use its reasonable best efforts to maintain each such registration or license in effect at all times during the term of this Agreement; and (iii) it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated; and (iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

         The Investment Manager further represents and warrants to the Sub-Adviser that (i) the appointment of the Sub-Adviser by the Investment Manager has been duly authorized and (ii) it has acted and will continue to act in connection with the transactions contemplated hereby, and the transactions contemplated hereby are, in conformity with the ICA, the Company's governing documents and other applicable law.

         Sub-Adviser represents that it has the right to use the name and mark "Kemper." The Investment Manager agrees and acknowledges that Sub-Adviser has such right and that any and all use of any designation comprised in whole or in part of Kemper ("Kemper Mark(s)") under this Agreement, except as otherwise provided herein, shall inure to the benefit of Sub-Adviser. Upon termination of this Agreement for any reason, the Investment Manager shall cease, and shall use its best efforts to cause the Company to cease, all use of any Kemper Mark(s) as soon as reasonably practicable, provided, however, that the Company and the Investment Manager are permitted to use the Kemper Mark(s) as long as required by law, rule or regulation and to the extent necessary to refer to or illustrate the historical performance of the Fund. Sub-Adviser acknowledges and agrees that it will not use any designation comprised in whole or in part of the names "American Skandia Advisor Funds, Inc." or "American Skandia Investment Services, Incorporated" on its own behalf, or in relation to any investment company for which Sub-Adviser or its successors and any subsidiary or affiliate thereof acts as investment adviser, without the express written permission of the Company or the Investment Manager, as the case may be, except that the Sub-Adviser may state that it acts as a sub-adviser to the Company and the Investment Manager.

10. Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations hereunder, the Sub-Adviser shall not be liable to the Company, the Fund, the Fund's shareholders or the Investment Manager for any act or omission resulting in any loss suffered by the Company, the Fund, the Fund's shareholders or the Investment Manager in connection with any service to be provided herein, including, without limitation, any loss suffered as a result of the Sub-Adviser's reliance on information provided by the Fund's Custodian or Administrator that the Sub-Adviser cannot readily verify from records that it can reasonably keep as Sub-Adviser. The Federal laws impose responsibilities under certain circumstances on persons who act in good faith, and therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the Company, the Fund or the Investment Manager may have under applicable law.

         The Investment Manager agrees that the Sub-Adviser shall not be liable for the failure to recommend the purchase or sale of any security on behalf of the Fund on the basis of any information which might, in the Sub-Adviser's reasonable opinion, constitute a violation of any federal or state laws, rules or regulations.

11. Other Activities of the Sub-Adviser. The Investment Manager agrees that the Sub-Adviser and any of its officers, directors or employees, and persons affiliated with the Sub-Adviser or with any such officer, director or employee, may render investment management or advisory services to other investors and institutions, and that such investors and institutions may own, purchase or sell, securities or other interests in property that are the same as, similar to, or different from those which are selected for purchase, holding or sale for the Fund. The Investment Manager further acknowledges that the Sub-Adviser shall be in all respects free to take action with respect to investments in securities or other interests in property that are the same as, similar to, or different from those selected for purchase, holding or sale for the Fund. The Investment Manager understands that the Sub-Adviser shall not favor or disfavor any of the Sub-Adviser's clients or class of clients in the allocation of investment opportunities, so that to the extent practical, such opportunities will be allocated among the Sub-Adviser's clients over a period of time on a far and equitable basis. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell, or recommend for purchase or sale, for the Fund any security which the Sub-Adviser, its officers, directors, affiliates or employees may purchase or sell for the Sub-Adviser or such officer's, director's, affiliate's or employee's own accounts or for the account of any other client of the Sub-Adviser, advisory or otherwise, or (ii) to abstain from the purchase or sale of any security for the Sub-Adviser's other clients, advisory or otherwise, which the Investment Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12. Continuance and Termination. This Agreement shall remain in full force and effect for one year from the date hereof, and is renewable annually thereafter by specific approval of the Directors or by vote of a majority of the outstanding voting securities of the Fund. Any such renewal shall be approved by the vote of a majority of the Directors who are not interested persons under the ICA, cast in person at a meeting called for the purpose of voting on such renewal. This Agreement may be terminated without penalty at any time by the Investment Manager or the Sub-Adviser upon 60 days written notice, and will automatically terminate in the event of (i) its "assignment" by either party to this Agreement, as such term is defined in the ICA, subject to such exemptions as may be granted by the Securities and Exchange Commission by rule, regulation or order, or (ii) upon termination of the Management Agreement, provided the Sub-Adviser has received prior written notice thereof.

13. Notification. The Sub-Adviser will notify the Investment Manager within a reasonable time of any change in the personnel of the Sub-Adviser with responsibility for making investment decisions in relation to the Fund (the "Portfolio Manager(s)") or who have been authorized to give instructions to the Custodian. The Sub-adviser shall be responsible for reasonable out-of-pocket costs and expenses incurred by the Investment Manager, the Fund or the Company to amend or supplement the Company's prospectus to reflect a change in Portfolio Manager(s) or otherwise to comply with the ICA, the Securities Act of 1933, as amended (the "1933 Act") or any other applicable statute, law, rule or regulation, as a result of such change; provided, however, that the Sub-Adviser shall not be responsible for such costs and expenses where the change in Portfolio Manager(s) reflects the termination of employment of the Portfolio Manager(s) with the Sub-Adviser and its affiliates or is the result of a request by the Investment Manager or is due to other circumstances beyond the Sub-Adviser's control..

         Any notice, instruction or other communication required or contemplated by this Agreement shall be in writing. All such communications shall be addressed to the recipient at the address set forth below, provided that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention:  John Birch
                           Senior Vice President & Chief Operating Officer

Sub-Adviser:               Scudder Kemper Investments, Inc.
                           345 Park Avenue
                           New York, New York 10154-0010
                           Attention: Nicholas J. Griparich

Company:                   American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Eric C. Freed, Esq.

14. Indemnification. The Sub-Adviser agrees to indemnify and hold harmless the Investment Manager, any affiliated person within the meaning of Section 2(a)(3) of the ICA ("affiliated person") of the Investment Manager and each person, if any who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Investment Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Manager or such affiliated person or controlling person of the Investment Manager may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute, law, rule or regulation at common law or otherwise, arising out of the Sub-Adviser's responsibilities hereunder (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Sub-Adviser, any of the Sub-Adviser's employees or representatives or any affiliate of or any person acting on behalf of the Sub-Adviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Sub-Adviser to the Investment Manager, the Fund, the Company or any affiliated person of the Investment Manager, the Fund or the Company expressly for use in the Registration Statement or upon verbal information confirmed by the Sub-Adviser in writing, or (3) to the extent of, and as a result of, the failure of the Sub-Adviser to execute, or cause to be executed, portfolio investment transactions according to the requirements of the ICA; provided, however, that in no case is the Sub-Adviser's indemnity in favor of the Investment Manager or any affiliated person or controlling person of the Investment Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The  Investment  Manager  agrees to  indemnify  and hold  harmless  the
Sub-Adviser, any affiliated person of the Sub-Adviser and each controlling person of the Sub-Adviser, if any, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Sub-Adviser or such affiliated person or controlling person of the Sub-Adviser may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute, law, rule or regulation, at common law or otherwise, arising out of the Investment Manager's responsibilities as investment manager of the Fund (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Investment Manager, any of the Investment Manager's employees or representatives or any affiliate of or any person acting on behalf of the Investment Manager, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made other than in reliance upon and in conformity with written information furnished by the Sub-Adviser, or any affiliated person of the Sub-Adviser expressly for use in the Registration Statement or other than upon verbal information confirmed by the Sub-Adviser in writing; provided, however, that in no case is the Investment Manager's indemnity in favor of the Sub-Adviser or any affiliated person or controlling person of the Sub-Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. It is agreed that the Investment Manager's indemnification obligations under this Section 14 will extend to expenses and costs (including reasonable attorneys fees) incurred by the Sub-Adviser as a result of any litigation brought by the Investment Manager alleging the Sub-Adviser's failure to perform its obligations and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

15. Conflict of Laws. The provisions of this Agreement shall be subject to all applicable statutes, laws, rules and regulations, including, without limitation, the applicable provisions of the ICA and rules and regulations promulgated thereunder. To the extent that any provision contained herein conflicts with any such applicable provision of law or regulation, the latter shall control. The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the ICA. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall continue in full force and effect and shall not be affected by such invalidity.

16. Amendments, Waivers, etc. Provisions of this Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement (including Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17. Governing State Law. This Agreement is made under, and shall be governed by and construed in accordance with, the laws of the State of Connecticut without regard to the conflict of laws provisions thereof.

18. Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement is held to be illegal or made invalid by court decision, statute, rule or otherwise, such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is March 1, 2000.

FOR THE INVESTMENT MANAGER:                     FOR THE SUB-ADVISER:



___________________________________             _______________________________
John Birch
Senior Vice President & Chief Operating Officer

Date:    ____________________________           Date:  _______________________


Attest:  ____________________________           Attest: ______________________

                      American Skandia Advisor Funds, Inc.

                        ASAF Kemper Small-Cap Growth Fund

                             Sub-Advisory Agreement

                                    EXHIBIT A

An annual rate of .50% of the average daily net assets of the Portfolio not in excess of $100 million; plus .45% of the portion of the net assets over $100 million but not in excess of $400 million; plus .40% of the portion of the net assets over $400 million but not in excess of $900 million; plus .35% of the portion of the net assets over $900 million.